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                                                                    EXHIBIT 23.8


                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
The Health Information Network Connection, LLC:

        We consent to the incorporation by reference in this registration statement of Healtheon/WebMD Corporation on Form S-4 of our report dated March 8, 2000 on our audit of the financial statements of The Health Information Network Connection, LLC as of and for the year ended
December 31, 1999 and for the cumulative period from inception (November 26, 1996) to December 31, 1999.

                                                /s/ KPMG LLP

Melville, New York
June 16, 2000